Exhibit (a)(4)

BELK, INC.

NOTICE OF GUARANTEED DELIVERY

of
Shares of Common Stock
Pursuant to the
Offer to Purchase for Cash by
BELK, INC.
Up to 3,000,000 Shares
of its Class A and Class B Common Stock
at a Purchase Price of $9.50 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE

AT 5:00 P.M., E.D.T. ON MAY 21, 2003
UNLESS THE OFFER IS EXTENDED.

NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION

      This form or a copy of it must be used to accept the Offer (as defined below) if:

(a) certificates for the shares of Class A or Class B common stock, par value $.01 per share (the “Shares”), of Belk, Inc., a Delaware corporation, (the “Company”), to be tendered in the Offer are not immediately available; or

(b) time will not permit the Letter of Transmittal or other required documents to reach the Company before the Expiration Date (as defined in “Section 1. Number of Shares; Proration” of the Offer to Purchase, as defined below).

      This form or a copy of it, signed and properly completed, may be delivered by hand, mail, or overnight delivery to the Company by the Expiration Date. See “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

TO:

RALPH A. PITTS, BELK, INC.

By Mail, Hand or Overnight Delivery:

Belk, Inc.

2801 West Tyvola Road
Charlotte, North Carolina 28217-4500

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

      The undersigned hereby tenders to Belk, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 23, 2003 (the “Offer to Purchase”), and the related Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares below specified pursuant to the guaranteed delivery procedures set forth in “Section 3. Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares	Signature(s) of Record Holder(s)
Certificate Nos.: (if available)

Name(s) of Record Holder(s) (Please Print)
Address(es) of Record Holder(s)

Dated:	Area Code/Telephone Number of Record Holder(s)

ODD LOTS

   To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 23, 2003, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 shares of common stock of Belk, Inc.

The signatory above either (check one):

☐	was the beneficial owner, as of the close of business on April 23, 2003, of an aggregate of fewer than 100 shares of common stock of Belk, Inc. all of which are being tendered, or
☐	is a broker, dealer, commercial bank, trust company or other nominee which;

(a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and
(b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on April 23, 2003 of an aggregate of fewer than 100 shares of common stock of Belk, Inc. and is tendering all of such shares.

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GUARANTEE
(Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States (each, an “Eligible Institution”), hereby (i) represents that the above-named person(s) has or have a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the Shares tendered hereby in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or copy thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Company at its address set forth above within five business days after the date of execution hereof.

Name of Firm:

Address:

Area Code and Telephone Number:

AUTHORIZED SIGNATURE

Name:

Title:

Dated: ______________________________ , 2003

      DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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